UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 17, 2013

 CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road
Carrollton, TX 75007
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Compensatory Arrangements of Certain Officers

On April 17, 2013, the compensation committee (the “Committee”) of the board of directors of CyrusOne Inc. (the “Company”) approved and adopted forms of performance-based award agreements for options and restricted stock under the Company’s 2012 Long Term Incentive Plan (the “Plan”).

All the form award agreements generally provide for vesting over a performance evaluation period, subject to the attainment of performance criteria.  The number of shares that vests under each award varies depending on the level of attainment of the specific performance criteria during the performance evaluation period.  Upon the termination of a grantee’s employment due to death or disability, any award granted to such grantee will vest on a pro-rata basis, to the extent it has not vested earlier pursuant to the terms of the applicable award agreement, and any portion of such award that remains unvested will be forfeited.  Upon the termination of a grantee’s employment other than due to death or disability or by the Company for “Cause” (as defined by the applicable award agreement), any award granted to such grantee will either (i) vest on a pro-rata basis at the target level of the award (in the case of certain employees of the Company) or (ii) vest at the target level of the award (in the case of certain executives of the Company), in each case, to the extent it has not vested earlier pursuant to the terms of the applicable award agreement, and any portion of such award that remains unvested will be forfeited.  In the event of a  “Change in Control” (as defined by the Plan) the awards of certain executives of the Company will vest at the target level of the award to the extent each such award has not vested earlier pursuant to the terms of the applicable award agreement.  In the event that, within 12 months following a Change in Control (in the case of certain employees of the Company), or within 24 months following a Change in Control (in the case of certain executives of the Company), a grantee’s employment is terminated by the Company without Cause, then any award granted to such grantee will (i) vest on a pro-rata basis (in the case of certain employees of the Company) at the target level of the award or (ii) vest at the maximum level of the award (in the case of certain executives of the Company), in each case, to the extent such award has not vested earlier pursuant to the terms of the applicable award agreement, and any portion of such award that remains unvested will be forfeited.

On April 17, 2013, the Committee approved grants of performance-based options and performance-based restricted stock to Gary Wojtaszek, Kimberly Sheehy, Kevin Timmons and Michael Duckett, in each case, under the Plan and pursuant to award agreements substantially similar to the form award agreements described herein and attached hereto.  Mr. Wojtaszek received awards of performance-based options covering a maximum of 41,822 shares and a target of 20,911 shares and restricted stock covering a maximum of 55,028 shares and a target of 27,514 shares and Ms. Sheehy and Messrs. Timmons and Duckett each received awards of performance-based options covering a maximum of 20,911 shares and a target of 10,455 shares and restricted stock covering a maximum of 27,514 shares and a target of 13,757 shares.  The awards will vest, subject in each case to the performance criteria set forth in the applicable award agreement documents, as follows:  (i) up to 50% of the maximum number of shares will vest in cumulative installments on March 31, 2014, March 31, 2015 and March 31, 2016 and (ii) up to 50% of the maximum number of shares will cliff-vest on March 31, 2016.  Awards that do not vest pursuant to the terms of the award agreement will be forfeited back to the Company.

The form executive performance-based option award agreement, the form employee performance-based option award agreement, the form executive performance-based restricted stock award agreement and the form employee performance-based restricted stock award agreement are each attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Executive Non-Statutory Performance Stock Option Award.
10.2	Form of Employee Non-Statutory Performance Stock Option Award.
10.3	Form of Executive Performance Restricted Stock Award.
10.4	Form of Employee Performance Restricted Stock Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: April 19, 2013	By:	/s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Non-Statutory Performance Stock Option Award.
10.2	Form of Employee Non-Statutory Performance Stock Option Award.
10.3	Form of Executive Performance Restricted Stock Award.
10.4	Form of Employee Performance Restricted Stock Award.